UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7221	36-1115800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois		60196
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 12, 2012, Anne R. Pramaggiore notified Motorola Solutions, Inc. (the “Company” or “we”) that she resigned as a member of the Board of Directors of the Company and the Governance and Nominating Committee, effective immediately.

Ms. Pramaggiore is the President and Chief Executive Officer of Commonwealth Edison Company (“ComEd”), an electric utility company and subsidiary of Exelon Corporation (“Exelon”). Since ComEd is a public utility, approval from the Federal Energy Regulatory Commission (“FERC”) is required for a person to simultaneously hold an officer or director position at a public utility and at certain other specified companies, including an electrical equipment supplier to his or her utility. Although we do not consider ourselves to be an electrical equipment supplier, in the interest of caution, Ms. Pramaggiore has elected to seek FERC approval and therefore resigned as a director of the Company while FERC considers her application. In the event that FERC ultimately approves her application, Ms. Pramaggiore intends to seek reappointment to the Board of Directors.

(e)

In connection with her resignation from the Board of Directors, Ms. Pramaggiore agreed with the Company to waive any and all rights that she may have to the compensation, including any equity grants, awarded to her in connection with her election as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: December 13, 2012	By:	/s/ Lewis A. Steverson
Name: Lewis A. Steverson
Title: Senior Vice President, General Counsel and Secretary